EXHIBIT G

                     INSURANCE REQUIREMENTS
                     ______________________

          Attached to and made a part of that Loan Agreement dated December 28, 1993, by and between FOREST OIL
          CORPORATION and JEDI

                           INSURANCE

      Borrower shall at all times while operations are conducted hereunder procure and maintain with responsible companies for the benefit and protection of the parties hereto the following insurance and such other insurance as Borrower deems appropriate:

(a)  Worker's  Compensation  Insurance and  Employer's  Liability
     Insurance covering the employees of Borrower engaged in operations hereunder in compliance with all applicable state and federal law.

          Worker's Compensation              Statutory
          Employer's Liability          $500,000 Each Accident

(b) Comprehensive General Liability Insurance with combined single limit of not less than $1,000,000 per occurrence. This policy shall be endorsed to provide coverage for: explosion, collapse and underground damage hazards to property of others; contractual liability; products and completed operations; and all marine and offshore exposures;

(c) Comprehensive Automobile Liability Insurance covering all owned, hired or non-owned vehicles with a combined single limit of not less than $1,000,000 per occurrence;

(d) Excess Umbrella Liability Insurance, in excess of the coverages required in (a), (b), and (c) above, with a combined single limit of not less than $50,000,000 per occurrence;

(e) Operator's Extra Expense Liability Insurance (including cost of well control, relief wells, redrilling) in an amount not less than $50,000,000 per occurrence, and endorsed to provide coverage for the expense of cleanup, containment, seepage and pollution in an amount not less than $50,000,000 or the minimum amount necessary to comply with the Outer Continental Shelf Lands Act, whichever is greater; and

(f) Property Insurance on a replacement cost basis fully covering the property subject to this Agreement, including business interruption and contingent business interruption coverage. In addition, the standard mortgagee clause will be added (see attached) to each policy.



Additional Requirements:
________________________

      Borrower shall provide to Lender from time to time as requested a Certificate of Insurance, in form satisfactory to Lender, as evidencing that satisfactory coverages of the type and limits set forth hereinabove are in effect. Policies providing such coverages shall contain provisions that no cancellation or material changes in the policies shall become effective except on thirty (30) days' advance written notice thereof to Lender. Irrespective of the requirements as to insurance to be carried as provided for herein, the insolvency, bankruptcy or failure of any insurance company carrying insurance of Borrower, the failure of any insurance company to pay claims accruing, or the inadequacy of the limits of the insurance, shall not affect, negate or waive any of the provisions of any Agreement applicable to the property, including, without exception, the indemnity obligations of Borrower to Lender.

     Borrower agrees to require any policies of insurance, except Workers Compensation coverage, which are in any way related to the agreement and that are secured and maintained by Borrower to include Lender, its parent and affiliated companies, and their respective directors, officers, employees and agents, and successors and assigns (hereinafter all collectively referred to as "Lender Group"), as additional insureds and such policies of insurance shall include waivers of subrogation as to the Lender Group. Furthermore, underwriters shall waive all rights of recovery against Lender Group which Borrower may have or acquire because of deductible clauses in or inadequacy of limits of, any policies of insurance maintained by Borrower.







                   STANDARD MORTGAGEE CLAUSE
                   _________________________


Loss or damage, if any under this Policy, shall be payable to the mortgagees (or trustees), as designated by endorsement or by certificates of insurance, and this insurance, as to the interest of the mortgagee (or trustee) only therein, shall not be invalidated by any act or neglect of the mortgagor or owner of the within described property, nor by any foreclosure or other proceedings or notice of sale relating to the property, nor by any change in the title or ownership of the property, nor by the occupation of the premises for purposes more hazardous than are permitted by this Policy. Provided, that in the case of mortgagor or owner neglect to pay any premium due under this Policy, the mortgagee (or trustee) shall, on demand, pay the same.

Provided, also, that the mortgagee (or trustee) shall notify the Underwriter of any change of ownership or occupancy or increase of hazard which shall come to the knowledge of said mortgagee (or trustee) and unless permitted by this Policy, it shall be noted thereon, and the mortgagee (or trustee) shall, on demand, pay the premium for such increased hazard for the term of the use thereof; otherwise this Policy shall be null and void.

The Underwriters reserve the right to cancel this Policy at any time as provided by its terms, but in such case this Policy shall continue in force for the benefit only of the mortgagee (or trustee) for ten (10) days after notice to the mortgagee (or trustee) of such cancellation, and shall then cease, and the Underwriters shall have the right, on like notice, to cancel this agreement.

Whenever the Underwriters shall pay the mortgagee (or trustee) any sum for loss or damage under this Policy and shall claim that, as to the mortgagor or owner, no liability therefore existed, the Underwriters shall, to the extent of such payment, be thereupon legally subrogated to all the rights of the party to whom such payment shall be made, under all securities held as collateral to the mortgage debt, or may at its option pay to the mortgagee (or trustee) the whole principal due, or to grow due on the mortgage, with interest, and shall thereupon receive a full assignment and transfer of the mortgage and of all such other securities; but no subrogation shall impair the right of the mortgagee (or trustee) to recover the full amount of the claim.